As filed with the Securities and Exchange Commission on July 15, 2004

                                              Registration No. 333-[___________]


================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                            PHELPS DODGE CORPORATION
             (Exact name of registrant as specified in its charter)

          NEW YORK                                    13-1808503
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

                            ONE NORTH CENTRAL AVENUE
                                PHOENIX, AZ 85004
                     (Address of Principal Executive Offices
                               including Zip Code)

                         PHELPS DODGE 2003 STOCK OPTION
                            AND RESTRICTED STOCK PLAN
                            (Full title of the Plan)

                                 S. DAVID COLTON
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                            ONE NORTH CENTRAL AVENUE
                             PHOENIX, ARIZONA 85004
                                 (602) 366-8100
 (Name, address and telephone number, including area code, of agent for service)



================================================================================

                         CALCULATION OF REGISTRATION FEE

                                           Proposed          Proposed
                                           maximum           maximum
Title of securities    Amount to be        offering price    aggregate             Amount of
to be registered       registered          per unit          offering  price       registration fee
-------------------    ------------        --------------    ---------------       ----------------
Common Shares,          3,500,000(1)           (2)           $275,057,278(2)          $34,849.76
par value
$6.25 per share(3)


----------
(1) To be offered pursuant to the Phelps Dodge 2003 Stock Option and Restricted Stock Plan (the "Plan"). Such indeterminate number of additional shares as may be issuable pursuant to the recapitalization provisions under the Plans is hereby also registered. Any shares of Common Shares previously registered for delivery pursuant to Phelps Dodge's 1998 Stock Option and Restricted Stock Plan which (i) are subsequently forfeited or not issued due to the expiration, termination or cancellation of awards under such plan or (ii) remain available for issuance under the 1998 plan, will become available for delivery under the Plan.

(2) Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee, based upon (1) an assumed price of $78.76 per share for 3,391,200 shares, which was the average of the high and low prices of the Registrant's Common Shares as reported on the New York Stock Exchange on July 12, 2004 and (2) the weighted average exercise price of $73.22 per share covering 108,800 outstanding options.

(3) Includes Junior Participating Cumulative Preferred Share Repurchase Rights. Prior to the occurrence of certain events, such Rights will not be exercisable or evidenced separately from the Common Shares.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.    Incorporation of Documents by Reference

         Incorporated by reference in this Registration Statement are the following documents filed by Phelps Dodge Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

         (a) The Company's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Exchange Act;

         (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above;

         (c) The description of the Company's Common Shares, par value $6.25 per share (the "Common Shares"), contained in a registration statement on Form 8-A filed under the Exchange Act, as amended by the description contained under the heading "Description of the Common Shares" in the Company's Registration Statement on Form S-3 (Registration Number 333-104657) filed with the Commission on June 10, 2002, and any amendment or report filed for the purpose of updating such description; and

         (d) The description of the Company's Junior Participating Cumulative Preferred Share Purchase Rights which is contained in the Company's Registration Statement on Form 8-A filed with the Commission on February 6, 1998, and any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company and where applicable, the Plan, with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the dates of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.    Description of Securities

            Not applicable.

Item 5.    Interests of Named Experts and Counsel

            Not Applicable.

Item 6.    Indemnification of Directors and Officers

         With certain limitations, Sections 721 through 726 of the Business Corporation Law of the State of New York permit a corporation to indemnify any of its directors or officers made, or threatened to be made, a party to an action or proceeding by reason of the fact that such person was a director or officer of such corporation unless a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact financial profit or other advantage to which he or she was not legally entitled.

         Our By-Laws provide that we shall indemnify any person made, or threatened to be made, a party to an action or proceeding other than one by or in our right to procure a judgment in our favor, whether civil or criminal, including an action by or in the right of any other corporation, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any of our directors or officers served in any capacity at our request, by reason of the fact that he, his testator or intestate, is or was one of our directors or officers, or is or was serving such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and expenses (including attorneys' fees) incurred in connection with such action or proceeding, or any appeal therein, provided that no indemnification may be made to or on behalf of such person if (i) his acts were committed in bad faith or were the result of his active and deliberate dishonesty and were material to such action or proceeding or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

         Our By-Laws also provide that we shall indemnify any person made, or threatened to be made, a party to an action by or in our right to procure a judgment in our favor by reason of the fact that he, his testator or intestate, is or was one of our directors or officers, or is or was serving at our request as a director or officer of any other corporation, or of any partnership, joint venture, trust, employee benefit plan or other enterprise, against judgments, amounts paid in settlement and expenses (including attorneys' fees) incurred in connection with such action, or any appeal therein, provided that no indemnification may be made to or on behalf of such person if (i) his acts were committed in bad faith or were the result of his active and deliberate dishonesty and were material to such action or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

         We maintain, at our expense, insurance policies insuring our directors and officers against certain liabilities which might be incurred by them in their capacities as directors and officers including liabilities arising under the Securities Act of 1933.

         Article SEVENTH of our Restated Certificate of Incorporation eliminates and limits the personal liability of our directors for any breach of duty in their capacity as directors to the fullest extent permitted by Section 402(b) of the New York Business Corporation Law. Section 402(b) of the Business Corporation Law referred to in Article SEVENTH permits New York corporations to eliminate or limit the personal liability of directors to the corporation or its shareholders for damages for any breach of duty in their capacity as such except liability (i) of a director (a) whose acts or omissions were in bad faith, involved intentional misconduct or a knowing violation of law, (b) who personally gained a financial profit or other advantage to which he or she was not legally entitled or (c) whose acts violated certain other provisions of New York law or (ii) for acts or omissions prior to July 23, 1987.

Item 7.    Exemption from Registration Claimed

            Not applicable.

Item 8.    Exhibits

            An Exhibit Index, containing a list of all exhibits filed with this Registration Statement, is included on pages 10-12.

Item 9.    Undertakings

      (a) Rule 415 Offering. The undersigned Registrant hereby undertakes:


                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
            Statement:

                        (i) to include any Prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                        (ii) to reflect in the Prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            provided, however that the paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment to those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(D) of the Exchange Act that are incorporated by reference in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) Subsequent Exchange Act Documents. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona on the 15th day of July 2004.

                                       PHELPS DODGE CORPORATION


                                       By:   /s/ Ramiro G. Peru
                                          --------------------------------------
                                            Ramiro G. Peru
                                            Senior Vice President and
                                            Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                            Title                                Date
----------                            -----                                ----
  /s/ J. Steven Whisler               Chairman, Chief Executive Officer    July 15, 2004
-----------------------------         and Director (Principal Executive
J. Steven Whisler                     Officer)


  /s/ Ramiro G. Peru                  Senior Vice President and            July 15, 2004
------------------------------        Chief Financial Officer
Ramiro G. Peru                        (Principal Financial Officer)

  /s/ Stanton K. Rideout              Vice President and Controller        July 15, 2004
----------------------------          (Principal Accounting Officer)
Stanton K. Rideout

          *                           Director                             July 15, 2004
---------------------
Robert N. Burt

          *                           Director                             July 15, 2004
---------------------
Archie W. Dunham

          *                           Director                             July 15, 2004
---------------------
William A. Franke

          *                           Director                             July 15, 2004
---------------------

Robert D. Johnson

          *                           Director                             July 15, 2004
---------------------
Marie L. Knowles

          *                           Director                             July 15, 2004
---------------------
Robert D. Krebs

          *                           Director                             July 15, 2004
---------------------
Jon C. Madonna

          *                           Director                             July 15, 2004
---------------------
Gordon R. Parker

          *                           Director                             July 15, 2004
---------------------
William J. Post

          *                           Director                             July 15, 2004
---------------------
Jack E. Thompson


*  By:  /s/ S. David Colton
      ----------------------------------
        S. David Colton
        Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.             Description of Exhibit
-----------             ----------------------
4.1                     Restated Certificate of Incorporation of the Company
                        (incorporated by reference to Exhibit 3.1 to the
                        Company's Quarterly Report on Form 10-Q for the
                        quarter ended June 30, 1999) as amended by the
                        Certificate of Amendment to the Restated Certificate
                        of Incorporation of Phelps Dodge Corporation
                        (incorporated by reference to Exhibit 2.3 of the
                        Company's Registration Statement on Form 8-A, filed
                        with the SEC on June 10, 2002 (SEC File No. 1-82).

4.2                     By-Laws of the Company, as amended, effective
                        September 5, 2001 (incorporated by reference to
                        Exhibit 3.2 to the Company's Form 10-Q for the quarter ended September 30, 2001 (SEC File No. 1-82)).

4.3 Rights Agreement, dated as of February 5, 1998 between the Corporation and The Chase Manhattan Bank
                        (which replaces the Rights Agreement dated as of July 29, 1988 as amended and restated as of December
                        6, 1989, the rights issued thereunder having been redeemed by the Corporation), which includes the form of Certificate of Amendment setting forth the terms of the Junior Participating Cumulative
                        Preferred Shares, par value $1.00 per share, as Exhibit A, the form of Right Certificate as Exhibit
                        B and the Summary of Rights to Purchase Preferred
                        Shares as Exhibit C (incorporated by reference to Exhibit 1 to the Corporation's Current Report on
                        Form 8-K and in the Corporation's Form 8-A, both filed on February 6, 1998 (SEC File No. 1-82)).

4.4 Credit Agreement, effective May 10, 2000, among the Company, the Lenders parties thereto, Salomon
                        Smith Barney Inc., Bank of Tokyo-Mitsubishi Trust
                        Company, and Citibank, N.A., as agent
                        (incorporated by reference to Exhibit 4.2 of the Company's Form 10-Q for the quarter ended March
                        31, 2000 (SEC File No. 1-82)).

4.5 Form of Indenture, dated as of September 22, 1997, between the Company and The Chase Manhattan Bank, as
                        Trustee (incorporated by reference to the Company's
                        Registration Statement and Post-Effective Amendment
                        No. 1 on Form S-3 (Registration Nos. 333-36415 and
                        33-44380)) filed with the Securities and Exchange
                        Commission on September 25, 1997 (incorporated by reference to

                        Exhibit 4.3 of the Company's Form 10-Q
                        for the quarter ended September 30, 1997 (SEC File
                        No. 1-82)).

4.6 Form of 6.375 percent Note, due November 1, 2004, of the Company issued on November 5, 1997, pursuant to the Indenture, dated as of September 22, 1997, between the Company and The Chase Manhattan Bank, as
                        Trustee (incorporated by reference to the Company's
                        Current Report on Form 8-K filed with the Securities and Exchange Commission on November 3, 1997 and
                        Exhibit 4.4 of Form 10-Q for the quarter ended
                        September 30, 1997 (SEC File No. 1-82)).

4.7                     Form of 7.125 percent Debenture, due November 1,
                        2027, of the Company issued on November 5, 1997, pursuant to the Indenture, dated as of September 22, 1997, between the Company and The Chase Manhattan
                        Bank, as Trustee (incorporated by reference to the Company's Current Report on Form 8-K filed with the
                        Securities and Exchange Commission on November 3,
                        1997 and Exhibit 4.5 of the Company's Form 10-Q for the quarter ended September 30, 1997 (SEC File No.
                        1-82)).

4.8                     Tripartite/Conversion Agreement, dated as of August
                        8, 2000, among The Chase Manhattan Bank and First
                        Union National Bank, and acknowledged by the Company, pursuant to which First Union National Bank succeeded The Chase Manhattan Bank as trustee under the Indenture dated as of September 22, 1997
                        (incorporated by reference to the Company's
                        Registration Statement on Form S-3 (Reg. No.
                        333-43890) filed with the Securities and Exchange
                        Commission on August 16, 2000).

4.9                     Form of 8.75 percent Note due June 1, 2011, of the
                        Company issued on May 30, 2001, pursuant to the Indenture dated September 22, 1997, between the
                        Company and First Union National Bank, as successor
                        Trustee (incorporated by reference to the Current
                        Report on Form 8-K filed with the Securities and Exchange Commission on May 30, 2001 (SEC File No.
                        1-82)).

4.10                    Form of 9.5 percent Note due June 1, 2031, of the
                        Company issued on May 30, 2001, pursuant to the Indenture dated September 22, 1997, between the
                        Company and First Union National Bank, as successor
                        Trustee (incorporated by reference to the Current
                        Report on Form 8-K filed with the Securities and Exchange Commission

                        May 30, 2001 (SEC File No. 1-82)).

4.11                    Form of Common Share Certificate of the Company
                        (incorporated by reference to Exhibit 4.9 of the Company's Form 10-Q for the quarter ended June 30,
                        2002 (SEC File No. 1-82)).

4.12                    Form of 6.75 percent Series A Mandatory Convertible
                        Preferred Share Certificate of the Company
                        (incorporated by reference to Exhibit 4.10 of the Company's Form 10-Q for the quarter ended June 30,
                        2002 (SEC File No. 1-82)).

5                       Opinion of Debevoise & Plimpton LLP (filed herewith).

23.1                    Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2                    Consent of Debevoise & Plimpton LLP (included in Exhibit 5).

24                      Powers of Attorney (filed herewith).

99                      Phelps Dodge 2003 Stock Option and Restricted Stock
                        Plan (incorporated by reference to Exhibit 10.14 to the Company's Form 10-Q for the quarter ended June
                        20, 2003 (SEC File 1-82)).